SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 17, 2005, Integrated Silicon Solution, Inc. (“ISSI”) filed with the Securities and Exchange Commission (the “Commission”) a Report on Form 8-K (the “Initial 8-K Report”) with respect to its closing of the offer to purchase up to all of the outstanding shares of Integrated Circuit Solution, Inc. (“ICSI”) which it did not already own on August 11, 2005.

This amendment is being filed for the purpose of satisfying the Registrant’s undertaking to file the Financial Information required by Item 9.01 of Form 8-K, and this amendment should be read in conjunction with the Initial 8-K Report.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired:

INTEGRATED CIRCUIT SOLUTION INCORPORATION

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2004 AND 2003

Notice to Readers

The reader is advised that these financial statements have been prepared originally in Chinese. In the event of a conflict between these financial statements and the original Chinese version or difference in interpretation between the two versions, the Chinese language financial statements shall prevail.

The accompanying financial statements are intended only to present the financial position and results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China on Taiwan and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China on Taiwan.

English Translation of Financial Statements Originally Issued in Chinese

Independent Auditors’ Report

The Board of Directors, Supervisors, and Shareholders

of Integrated Circuit Solution Incorporation

We have audited the accompanying balance sheets of Integrated Circuit Solution Incorporation as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Key Stream Corp. and E-NITIATOR Inc. as at and for the years ended December 31, 2004 and Integrated Circuit Solution Inc. (Hong Kong) Limited, Key Stream Corp. and E-NITIATOR Inc. as at and for the years ended December 31, 2003. Those financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amount included for long-term investment in the above investee companies is based solely on the reports of other auditors. As of December 31, 2004 and 2003, the Company’s long-term investment balance in the above investee companies amounted to NT$32,536 thousand and NT$43,072 thousand (including credit balance offset by receivables from related parties of NT$27,346 thousand), which represented 0.86% and 1.06% of total assets, respectively. The related investment loss amounted to NT$47,582 thousand and NT$36,677 thousand, which represented (74.91%) and 26.03% of the gain (loss) before income taxes for the years ended December 31, 2004 and 2003, respectively.

We conducted our audit in accordance with generally accepted auditing standards in the Republic of China. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Circuit Solution Incorporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the Republic of China.

As described in Note 9 to the financial statements, a board meeting, held on January 25, 2005, has resolved to have Integrated Circuit Solution Incorporation merged with Integrated Silicon Solution (Taiwan), Inc., a wholly-owned subsidiary of Integrated Silicon Solution (USA), Inc. Integrated Circuit Solution Incorporation will be dissolved and go out of existence after the merger. The merger will become effective in the resolutions from both the shareholders’ meetings of Integrated Circuit Solution Incorporation and Integrated Silicon Solution (Taiwan), Inc. and needs an approval from government authorities.

DIWAN, ERNST & YOUNG

CERTIFIED PUBLIC ACCOUNTANTS

January 25, 2005

Taipei, Taiwan

Republic of China

Notice to Readers

The reader is advised that these financial statements have been prepared originally in Chinese. In the event of a conflict between these financial statements and the original Chinese version or difference in interpretation between the two versions, the Chinese language financial statements shall prevail.

The accompanying financial statements are intended only to present the financial position and results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China on Taiwan and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China on Taiwan.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

BALANCE SHEETS

(Expressed in thousand New Taiwan Dollars)

	Notes	As of December 31,
		2004	2003
ASSETS
Current Assets
Cash and cash equivalents	2, 4 (1)	$357,299	$623,092
Short-term investments-net	2, 4 (2)	65,000	160,000
Notes and accounts receivable- net	2, 4 (3)	368,755	514,676
Receivables from related parties	5	19,979	25,419
Lease payment receivable-current	2, 4 (4)	37,767	37,628
Other financial assets-current	4 (5)	74,653	70,937
Inventories- net	2, 4 (6)	1,814,107	1,187,223
Prepaid expenses and other current assets		54,688	30,591
Deferred income taxes- current	2, 4 (22)	—	32,887

Total Current Assets		2,792,248	2,682,453

Long-term equity investments	2, 4 (7)
Long-term investments accounted for under equity method		45,822	96,949
Long-term investments accounted for under cost method		88,456	108,510

Total long-term investments		134,278	205,459

Property, plant and equipment	2, 4 (8), 6
Land		19,758	19,758
Buildings & facility		494,589	535,321
Machinery		130,412	136,227
Vehicles		5,626	4,585
Furniture & fixtures		59,422	58,508
Miscellaneous equipment		106,501	107,626
Research and development equipment		157,665	154,138

Total property, plant and equipment		973,973	1,016,163
Less: Accumulated depreciation		(482,627)	(401,485)
Plus: Prepayments for equipment		—	194

Net property, plant and equipment		491,346	614,872

Other Assets
Assets leased to others-net	2, 4 (8)	100,070	57,492
Refundable deposits		16,072	15,078
Deferred charges	2	131,935	168,463
Lease payment receivable-noncurrent	2, 4 (4)	85,490	123,257
Overdue receivables-net	10	—	—
Deferred income taxes- noncurrent	2, 4 (22)	—	163,320
Restricted assets-noncurrent	6	33,616	32,116

Total Other Assets		367,183	559,726

Total Assets		$3,785,055	$4,062,510

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

BALANCE SHEETS (continued)

(Expressed in thousand New Taiwan Dollars)

	Notes	As of December 31,
		2004	2003
LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	4 (9)	$420,902	$307,407
Short-term notes-net	4 (10)	59,916	39,940
Notes and accounts payable		559,037	832,533
Payables to related parties	5	71,748	39,421
Income taxes payable	2, 4 (22)	—	50,000
Other payable	2, 10	8,645	35,317
Current portion of convertible bonds payable	2, 4 (12)	627,103	—
Current portion of long-term debt	4 (11)	—	34,000
Accrued expenses and other current liabilities		65,782	62,650

Total Current Liabilities		1,813,133	1,401,268

Long-term Liabilities
Convertible bonds payable	2, 4 (12)	—	641,292
Long-term debt	4 (11)	—	—

Total Long-term Liabilities		—	641,292

Other Liabilities
Accrued pension liabilities	2, 4 (21)	46,181	39,315
Other liabilities	2, 4 (7)	13,772	13,241

Total Other Liabilities		59,953	52,556

Total Liabilities		1,873,086	2,095,116

Shareholders’ Equity
Capital
Common shares	4 (13)	2,260,747	2,254,434
Capital reserve
Additional paid-in capital from convertible bonds	2, 4 (7), 4 (15)	12,334	—
Additional paid-in capital due to changes in investee’s equity		64,893	53,721
Retained earnings
Special reserve	4 (17)	2,196	2,196
Accumulated deficit		(429,001)	(345,809)
Other
Cumulative translation adjustments		800	2,852

Total Shareholders’ Equity	2, 4 (7)	1,911,969	1,967,394

Total Liabilities and Shareholders’ Equity		$3,785,055	$4,062,510

The accompanying notes are an integral part of the financial statements.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

STATEMENTS OF OPERATIONS

(Expressed in thousand New Taiwan Dollars except earnings per share)

Description	Notes	For the year ended December 31,
		2004	2003
Sales	2, 4 (17), 5	$5,280,425	$4,141,731
Less : Sales returns and allowances		(279,127)	(59,067)

Net sales		5,001,298	4,082,664
Cost of goods sold	4 (18), 5	(4,142,863)	(3,611,231)

Gross profit		858,435	471,433
Unrealized gross profit as of December 31		—	—
Unrealized gross profit as of January 1		—	1,606

Realized gross profit		858,435	473,039

Operating expenses	4 (18), 5
Selling expenses		(138,674)	(149,824)
Administration expenses		(124,101)	(109,156)
Research and development expenses		(376,645)	(362,661)

Total operating expenses		(639,420)	(621,641)

Operating loss		219,015	(148,602)

Non-operating income
Interest income		3,113	3,328
Dividend income		—	1,197
Gain on disposal of property, plant and equipment	2	3,559	15,201
Gain on disposal of investments	2, 4 (6)	5,651	97,742
Exchange gain	2	—	17,866
Rental income		20,190	30,098
Reversal of bad debt provision	2, 4 (5)	8,500	—
Others		35,151	18,884

Total non-operating income		76,164	184,316

Non-operating expenses
Interest expense		(32,259)	(40,596)
Investment loss recognized under equity method	2, 4 (6)	(61,915)	(33,767)
Other investment loss	2, 4 (6)	(24,775)	(36,949)
Loss on physical inventory and scrap		(11,250)	(12,461)
Exchange loss		(46,650)	—
Inventory loss provision		(31,500)	(25,000)
Finance expenses	2, 4 (5)	(10,098)	(7,809)
Others	4 (7)	(13,214)	(20,046)

Total non-operating expenses		(231,661)	(176,628)

(Gain) loss before income taxes		63,518	(140,914)
Income tax expenses	2, 4 (20)	(146,710)	(208)

Net loss		$(83,192)	$(141,122)

Basic earnings per share (in NT dollars)	2, 4 (16)
(Gain) loss before income taxes		$0.28	$(0.63)
Income tax expenses		(0.65)	—

Net Loss		$(0.37)	$(0.63)

The accompanying notes are an integral part of the financial statements.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

STATEMENTS OF SHAREHOLDERS’ EQUITY

(Expressed in thousand New Taiwan Dollars)

Description	Common shares	Capital reserve		Retained earnings			Cumulative translation adjustments	Total
		Additional paid- in capital from convertible bonds	Additional paid- in capital due to changes in investee’s equity	Legal reserve	Special reserve	Accumulated deficit
Balance as of January 1, 2003	$2,254,434	$—	$9,853	$229,584	$2,196	$(434,271)	$(3,266)	$2,058,530
Legal reserve used to cover accumulated deficits	—	—	—	(229,584)	—	229,584	—	—
Adjustment of shareholders’ equity due to disproportional acquisition of investee companies’ new shares	—	—	43,868	—	—	—	—	43,868
Net loss for the year ended December 31, 2003	—	—	—	—	—	(141,122)	—	(141,122)
Changes in cumulative translation adjustments	—	—	—	—	—	—	6,118	6,118

Balance as of December 31, 2003	2,254,434	—	53,721	—	2,196	(345,809)	2,852	1,967,394
Bonds payable converted into common shares	6,313	12,664	—	—	—	—	—	18,647
Adjustment of shareholders’ equity due to disproportional acquisition of investee companies’ new shares	—	—	11,172	—	—	—	—	11,172
Net loss for the year ended December 31, 2003	—	—	—	—	—	(83,192)	—	(83,192)
Changes in cumulative translation adjustments	—	—	—	—	—	—	(2,052)	(2,052)

Balance as of December 31, 2004	$2,260,747	$12,334	$64,893	$—	$2,196	$(429,001)	$800	$1,911,969

The accompanying notes are an integral part of the financial statements.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

STATEMENTS OF CASH FLOWS

(Expressed in thousand New Taiwan Dollars)

Description	For the year ended December 31,
	2004	2003
Cash flows from operating activities :
Net loss	$(83,192)	$(141,122)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	196,207	(1,792)
Bad debts expenses (reversal)	(8,500)	9,324
Inventory loss provision	31,500	25,000
Depreciation (including depreciation for assets leased to others)	90,399	136,581
Amortization	96,797	84,688
Gain on disposal of property, plant and equipment-net	(3,559)	(15,201)
Investment loss recognized under equity method	61,915	33,767
Other investment loss	24,775	36,949
Gain on disposal of investments	(5,651)	(97,742)
Net changes in operating assets and liabilities:
Notes and accounts receivable	154,421	(224,015)
Receivables from related parties	5,440	40,339
Other financial assets	(3,716)	5,192
Inventories	(658,384)	233,726
Prepaid expenses and other current assets	(21,207)	2,120
Notes and accounts payable	(273,496)	439,270
Payables to related parties	32,327	21,800
Income tax payable	(50,000)	—
Other payable	54	—
Accrued expenses and other current liabilities	3,132	(1,031)
Increase in reserve for redemption of convertible bonds payable	25,519	25,104
Accrued pension liabilities	6,866	8,631

Net cash provided by (used in) operating activities	(378,353)	621,588

Cash flows from investing activities :
(Increase) decrease in short-term investments	100,651	(29,454)
(Increase) decrease in restricted assets	(1,500)	15,000
(Increase) decrease in refundable deposits	(994)	341
Lease payment received	37,628	28,187
Purchase of property, plant and equipment (including assets leased to others)	(5,712)	(11,127)
Proceeds from disposal of property, plant and equipment	4,385	80,143
Increase in long-term equity investments	(15,389)	(40,700)
Proceeds from disposal of long-term equity investments	—	107,349
Investment taken back from the capital reduce of investee	9,000	16,345
Increase in deferred charges	(94,491)	(77,369)

Net cash provided by investing activities	33,578	88,715

Cash flows from financing activities :
Increase (decrease) in short-term debt	113,495	(178,514)
Increase (decrease) in short-term notes	19,976	(59,951)
Decrease in long-term debt	(34,000)	(67,546)
Payments for redemption of convertible bonds	(21,020)	—
Increase (decrease) in deposits-in	531	(7,704)

Net cash provided by (used in) financing activities	78,982	(313,715)

Net increase in cash and cash equivalents	(265,793)	396,588
Cash and cash equivalents at the beginning of year	623,092	226,504

Cash and cash equivalents at the end of year	$357,299	$623,092

Supplemental disclosures of cash flow information :
Interest paid during the year (excluding capitalized interest)	$32,329	$14,762

Income taxes paid during the year	$—	$2,001

Investing and financing activities involving partial cash receipts and disbursements:
Purchase of property, plant and equipment
Purchase of property, plant and equipment	$10,277	$10,454
Add: Payables to equipment suppliers at the beginning of the year	4,026	4,699
Less: Payables to equipment suppliers at the end of the year	(8,591)	(4,026)

Cash used in purchase of property, plant & equipment	$5,712	$11,127

Acquisition of deferred charges
Acquisition of deferred charges	$63,200	$108,660
Add: Payables to royalty vendors at the beginning of the year	31,291	—
Less: Payables to royalty vendors at the end of the year	—	(31,291)

Cash used in acquisition of deferred charges	$94,491	$77,369

Non-cash investing and financing activities
Current portion of long-term debt	$—	$34,000

Current portion of convertible bonds payable	$627,103	$—

Bonds payable converted into common shares and capital reserve	$18,647	$—

The accompanying notes are an integral part of the financial statements.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

NOTES TO FINANCIAL STATEMENTS

1. Organizations and Business

Integrated Circuit Solution Incorporation (the “Company”) was incorporated in the Hsinchu Science-Based Industrial Park (“HSIP”), Taiwan on September 10, 1990. The Company operates principally as a designer, manufacturer and supplier of integrated circuits. As of December 31, 2004 and 2003, the Company’s employees totaled 210 and 241, respectively.

Effective from January 16, 2002, the Company’s stock is listed on the R.O.C. Over-the-Counter Securities Exchange. As described in Notes 9 to the financial statements, the Company will be merged with Integrated Silicon Solution (Taiwan) Inc., a 100% owned subsidiary of Integrated Silicon Solution (USA) Inc. The Company will be dissolved and go out of existence after the merger. Thus, if the Company goes out of existence because of the merger, its stock is no longer to be listed and traded on the R.O.C. Over-the-Counter Securities Exchange.

2. Summary of Significant Accounting Policies

The accompanying financial statements are prepared in accordance with R.O.C.’s “Guidelines Governing the Preparation of Financial Reports by Securities Issuer” and generally accepted accounting standards. Significant accounting policies are summarized as follows:

Translation of foreign currency transactions

The accounts of the Company are maintained in New Taiwan Dollars (“NT Dollars” or “NT$”), the functional currency. Transactions denominated in foreign currencies are translated into New Taiwan Dollars at the exchange rates prevailing on the transaction dates. Receivables, other monetary assets, and liabilities denominated in foreign currencies are translated into New Taiwan Dollars at the exchange rates prevailing at the balance sheet date. Foreign exchange gains or losses are included in non-operating income or expenses.

Long-term foreign investments accounted for under the cost method are translated into NT Dollars using the prevailing exchange rates at acquisition date or balance sheet date whichever is lower. Any difference is charged to the cumulative translation adjustments account.

For long-term foreign investments accounted for under the equity method, their financial statements are first translated into NT Dollars. The Company then recognizes the investment gain or loss and translation adjustment based on the translated financial statements. For the translation, the current rate at the balance sheet date is used for asset and liability accounts. The weighted average rate for the reporting period is used for the income statement accounts. Translation adjustments are included as a component of shareholders’ equity.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Cash and cash equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and are so close to their maturity that they present insignificant risk to changes in interest rates. Commercial papers, negotiable certificates of deposit, and bank acceptances with original maturities of three months or less at the investment date are considered to be cash equivalents.

Short- term investments

Short-term investments are recorded at cost when acquired and are stated at the lower of aggregate cost or market value at the balance sheet date. The market value of listed equity securities or closed-end funds is determined by the average closing price during the last month of the fiscal period. The market value for open-ended funds is determined by their equity value as reported at the balance sheet date. No revenue is recognized when stock dividends are received. Instead, the number of shares increases and the cost per share is recalculated.

Allowance for doubtful accounts

The allowance for doubtful accounts is provided based on the collectibility and aging analysis of notes and accounts receivable and other receivables.

Inventories

Inventories are recorded at cost when acquired and stated at the lower of aggregate cost, based on weighted average method, or market value at the balance sheet date. The market value of raw materials and supplies is determined on the basis of replacement cost while finished goods on net realizable value. The lower of cost or market rule is applied on aggregate basis to total inventory. The allowance for loss on decline in market value and obsolescence is provided, when necessary.

Long-term investments

(1)	Long-term investments in which the Company holds less than 20% of the outstanding voting shares of the investee companies are stated at cost except for investments in listed companies which are stated at lower of cost or market value. The unrealized loss on long-term investments is recorded as a contra equity account.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(2)	Long-term investments in which the Company holds an interest of 20% or more and has the ability to exercise significant influence are accounted for under the equity method of accounting. The difference between the cost of the investment and the underlying equity in the investee’s net assets at the date of acquisition is amortized over five years. Adjustment to capital reserve is required when holding percentage changes due to unproportional subscription to investee’s new shares. If the capital reserve is insufficient, retained earnings is adjusted.

(3)	Unrealized inter-company gains and losses are eliminated under the equity method. Profit from sales of depreciable assets between the investee and the Company is amortized and recognized based on the assets’ economic service lives. Profit from other types of inter-company transactions is recognized when realized.

(4)	If the Company’s share of an investee company’s losses equals to or exceeds the carrying amount of an investment accounted for under the equity method, the recognized investment losses shall be limited to the extent that makes the book value of a long-term investment equal to zero. However, if the Company intends to provide further financial support for the investee company, or the investee company’s losses are temporary and there exists sufficient evidence showing imminent return to profitable operations, then the Company shall continue to recognize investment losses in proportion to the stock ownership percentage. Such credit long-term investment balance shall first offset the advance (if any) the Company made to the investee company; the remaining shall be recorded under other liabilities.

(5)	Consolidated financial statements are prepared if the Company owns more than 50% of the equity investee’s shares. However, the financial statements of any subsidiary in which the total assets and total revenue for the current year are less than 10% of those of the Company are not included in the consolidated financial statements. If the sum of the total assets or operating revenues of all unconsolidated subsidiaries exceeds 30% of the Company’s assets or operating revenues, each unconsolidated subsidiary with or over 3% of operating revenues or assets of the Company should be consolidated.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Property, plant and equipment

(1)	Property, plant and equipment are stated at cost less accumulated depreciation. Improvements and replacements are capitalized and depreciated over their estimated useful lives, while ordinary repairs and maintenance are expensed as incurred. When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off and related gain or loss is recorded under non-operating income or expenses. The net book value of assets leased to others is reclassified and recorded under other assets. Depreciation for assets leased to others is recorded under non-operating expenses.

(2)	Property, plant and equipment which are still in use after their estimated economic service lives are depreciated over their remaining estimated service lives based on their salvage value. Depreciation is provided on the straight-line basis over the following useful lives:

Buildings & facility	2 - 50	Years
Machinery	3 -5	Years
Furniture & fixtures	2 - 8	Years
Vehicles	5	Years
Miscellaneous equipment	2 -10	Years
Research and development equipment	3 - 5	Years

Lease payment receivable

For lease contracts that are qualified as capital lease, the lease payment receivable includes the cost of the leased property and unearned interest revenue. Unearned interest revenue is treated as a contra account of the lease payment receivable and amortized to interest revenue over the lease term by applying the effective interest method.

Deferred charges

Deferred charges, including mask and computer software, are stated at cost when acquired and amortized on a straight-line basis over 2-5 years.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Convertible bonds payable

(1)	The interest-premium of puttable convertible bonds, which is the difference between the specified put price and the par value, is amortized using the interest method and is recognized as a liability over the period from the issuance date of the bonds to the expiry date of the put option. If the bondholder does not exercise the put option, the interest-premium, which has been recognized as a liability, is amortized over the period from the expiry date to the maturity date using the interest method. However, if at the expiry date, the market value of the common stock under conversion exceeds the put price, the interest-premium should be credited to additional paid-in capital.

(2)	When bondholders exercise their conversion rights, the book value of convertible bonds is credited to common stock at an amount equal to the par value of the common stock and the excess is credited to capital reserve; no gain or loss is recognized on bond conversion.

(3)	The cost of issuing convertible bonds is recorded as deferred assets and is amortized over the period from the issuance date of the convertible bonds and the expiry date of the put option.

Income taxes

Provision for income tax includes deferred tax resulting from temporary differences and investment tax credits. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements using enacted tax rates and laws that will be in effect when the difference is expected to reverse. Valuation allowance on deferred tax assets is provided to the extent that it is more likely than not that the tax benefits will not be realized.

Income taxes (10%) on unappropriated earnings generated starting January 1, 1998 are recorded as expense in the year when the shareholders have resolved that the earnings shall be retained.

Tax credit is accounted for in accordance with the R.O.C. Statement of Financial Accounting Standards No.12 “Accounting for Income Tax Credit”. Income tax credits resulting from the acquisition of equipment, research and development expenditures, employee training and investment in equity stock shall be recognized in the period when it is incurred.

Revenue recognition

Revenue is recognized in accordance with R.O.C. Statement of Financial Accounting Standards No. 32, “Accounting for Revenue Recognition.”

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Capital expenditures vs. revenue expenditures

If the expenditure increases the future service potential of the assets and the purchase price exceeds a certain monetary threshold, the expenditure is capitalized, while the others are expensed as incurred.

Employee retirement benefits

The Company has a defined benefit pension plan covering substantially all of its employees. In accordance with the R.O.C. Labor Standards Law, the Company made a monthly contribution equal to 2 % of the wages and salaries paid during the period to a pension fund maintained with the Central Trust of China. The fund, established in 1991 to meet employee’s retirement benefit entitlements, is administered by the Employees’ Retirement Fund Committee and is deposited under the committee’s name. Therefore, the pension fund is not included in the financial statements of the Company.

The Company adopted, on a prospective basis, R.O.C. Statement of Financial Accounting Standards No. 18, “Accounting for Pensions” in 1996. The Statement requires that the pension plan assets and the benefit obligations be determined on an actuarial basis. Asset gains and losses not yet reflected in market-related value are amortized on a straight-line basis over the employees’ average remaining service period of about thirteen years.

Earnings per share

In accordance with R.O.C. Statement of Financial Accounting Standards No. 24, “Earnings Per Share,” the Company presents basic earnings per share if a simple capital structure exists; or both basic earnings per share and diluted earnings per share if a complex capital structure exists. Basic earnings per share equals to the net income (loss) attributable to common stock divided by the weighted-average number of common shares. When calculating diluted earnings per share, the numerator should include or add back potential common stock dividends, interest and other conversion revenues (expenses). The denominator should include all potentially dilutive common shares.

Derivative financial instrument

(1)	Option contracts:

For foreign currencies options, premiums are amortized over the contract lives using the straight-line method. Gains and losses are dealt with in the statement of operations upon exercise. The book value of selling or buying foreign-exchange option contract on trading purpose is adjusted to its fair value as at the balance sheet date. Gains and losses are dealt with in the statement of operations.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(2)	Foreign exchange forward contracts:

A forward currency exchange contract obligates the Company to exchange predetermined amounts of specified foreign currencies at specified exchange rates for another currency on a specified date. The Company’s forward contracts are designated as hedges; discounts or premiums, being the difference between the spot exchange rate and the forward exchange rate at the inception of the contract, are accreted or amortized to the statement of operations over the contract lives using the straight-line method. Realized gains and losses from settlement or unrealized gains and losses resulting from changes in the spot exchange rate at the balance sheet date are recorded in the consolidated statement of income as foreign exchange gains or losses. Receivable and payable resulting from forward exchange contracts are presented, on a net basis, in the balance sheet under other current assets or liabilities.

Compensating employees’ stock option plan

Effective January 1, 2004, the Company adopted intrinsic value method for its compensating employees’ stock option plans. Under the method, the excess of the market price over exercise price at the plan date is adjusted under shareholders’ equity and expensed over grantee’s service periods. Disclosure of pro forma information for net income and earnings per share using fair value method is required.

3. Reasons and Effects of Changes in Accounting

(1)	Effective January 1, 2004, required by Taiwan Securities and Future Commission, the Company adopted accounting treatment of intrinsic value method for its compensating employees’ stock option plans. Such adoption does not impact the Company’s net income and shareholders’ equity for the year ended December 31, 2004. Please refer to note 4 (16) to the financial statements for information of pro forma net income and earning per share.

(2)	In year 2004, the Company increased its long-term equity investment in AVICLINK, which results in the accounting method changing from cost method to equity method. The carrying amount of investment in AVICLINK is not retroactively adjusted. The differential between investment cost and acquired investee equity is amortized over five years beginning in 2004. Due to the dissolution of AVICLINK according to its board meeting resolution on December 6, 2004, the Company assessed that the investment in AVICLINK was no longer to be recovered. Thus, the change in accounting has no effect on the Company’s statement of operation and shareholders’ equity for the year ended December 31, 2004.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

4. Content of Significant Accounts

(1)	Cash and cash equivalents

In thousand NTD

	As of December 31,
	2004	2003
Cash on hand	$103	$103
Checking and savings accounts	240,196	370,109
Time deposits	117,000	252,880

Total	$357,299	$623,092

(2)	Short-term investments-net

In thousand NTD

	As of December 31,
	2004	2003
Open-end fund	$65,000	$160,000
Less: Allowance for loss on decline in market value	—	—

Net	$65,000	$160,000

Market value	$65,003	$162,980

(3)	Notes and accounts receivable

In thousand NTD

	As of December 31,
	2004	2003
Notes receivable	$1,303	$7,047
Accounts receivable	416,040	535,280

Total	417,343	542,327
Less: Allowance for sales returns and discounts	(31,737)	(2,300)
Less: Allowance for doubtful accounts	(16,851)	(25,351)

Net	$368,755	$514,676

(4)	Lease payment receivable

The Company entered into a machinery lease contract with A company on March 6, 2003. The carrying value of the leased property is NT$189,072 thousand. The lease term is 5 years starting from April 1, 2003 with a Monthly rental payment of NT$3,180 thousand and total rental of NT$190,800 thousand. A Company will obtain the title of the property upon the termination of this agreement. For the contingencies of this agreement please also refer to notes 7 c. to the financial statements.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Receivables resulted from the lease agreement is as follow:

In thousand NTD

	As of December 31,
	2004		2003
	Current	Non-current	Current	Non-current
Lease payment receivable	$38,160	$85,860	$38,160	$124,020
Less: Unearned interest revenue	(393)	(370)	(532)	(763)
Allowance for doubtful accounts	—	—	—	—

Net	$37,767	$85,490	$37,628	$123,257

Expected future rental of long-term lease payment receivable is as follows:

In thousand NTD

Year	Amount
2006	$38,160
2007	38,160
2008 (January through March)	9,540

Total	$85,860

(5)	Other financial assets

In thousand NTD

	As of December 31,
	2004	2003
Tax refundable	$43,843	$46,273
Accounts receivable (Note)	28,998	23,236
Others	1,812	1,428

Total	$74,653	$70,937

Note: The Company sold its accounts receivable without recourse to Bank Sinopac.

(6)	Inventories

In thousand NTD

	As of December 31,
	2004	2003
Raw materials	$138,470	$29,994
Supplies	56	5
Work in process	1,010,960	703,447
Finished goods	960,121	717,777

Total	2,109,607	1,451,223
Less: Allowance for loss on decline in market value and obsolescence	(295,500)	(264,000)

Net	$1,814,107	$1,187,223

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

The insurance coverage for inventories amounted to NT$2,000,000 thousand and NT$1,615,000 thousand as of December 31, 2004 and 2003, respectively.

(7)	Long-term equity investments

	As of December 31,
	2004			2003
Investee	Shares	Amount	%	Shares	Amount	%	Accounting Method
		(NT$’000)			(NT$’000)
Equity method
1.E-NITIATOR	2,000,000	$6,879	40.00	2,000,000	$9,677	40.00	Equity
2.ICSI-Japan	200	3,870	100.00	200	3,899	100.00	Equity
3.ICSI-HK	—	—	—	99,998	—	99.99	Equity
4.Key Stream Corp.	3,565	25,657	23.46	3,565	60,741	25.65	Equity
5.ICSI-HOLDING	500,000	6,848	100.00	500,000	12,442	100.00	Equity
6.Ablewide Holdings	300,000	439	100.00	300,000	10,190	100.00	Equity
7.AVICLINK	580,000	—	30.45	—	—	—	Equity
8.ICSI-USA	50,000	2,129	100.00	—	—	—	Equity

Total equity method		45,822			96,949

Cost method
1.Nexflash	786,520	26,648	7.48	786,520	31,648	7.57	Cost
2.Getsilicon	3,105,539	—	14.09	3,105,539	—	14.62	Cost
3.CDIB	900,000	9,000	2.11	1,800,000	18,000	2.11	Cost
4.Ralink-Taiwan	1,850,062	52,808	3.08	1,581,250	47,432	3.16	Cost
5.AVICLINK	—	—	—	330,000	11,430	19.94	Cost

Total cost method		88,456			108,510

Total		$134,278			$205,459

a.	Long-term investment gain in ICSI-Japan recognized by the Company for the years ended December 31, 2004 and 2003, based on the unaudited financial statements of ICSI-Japan, were NT$75 thousand and NT$7,511 thousand, respectively.

b.	Long-term investment loss in ICSI-HOLDING and Ablewide Holdings recognized by the Company for the years ended December 31, 2004 and 2003, based on the unaudited financial statements of the investees, were NT$14,964 thousand and NT$4,601 thousand, respectively.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

c.	ICSI-HK shut down its business in July 2003. Investment loss for ICSI-HK accounted for under equity method amounted to NT$3,282 thousand for the year ended December 31, 2003 were recognized based on the financial statements of ICSI-HK, which were audited by other auditors. As of December 31, 2003, long-term investment in ICSI-HK in a credit balance of NT$27,346 is offset against the receivables from related parties and recorded under “receivables from related parties-allowance for investment loss.” The liquidation process of ICSI-HK has been completed on February 27, 2004. As of December 31, 2004, relative receivables and allowance for investment has been written-off.

d.	Long-term investment loss recognized by the Company for Key Stream Corp. and E-NITIATOR amounted to NT$47,582 thousand and NT$33,395 thousand, respectively, for the years ended December 31, 2004 and 2003. The financial statements of Key Stream Corp. and E-NITIATOR were audited by other auditors.

e.	The Company increased its long-term equity investment in AVICLINK in year 2004; holding interest increased from 19.94% to 30.45% which resulted in the accounting method changing from cost method to equity method. The differential between investment cost and acquired investee equity is amortized over five years beginning in 2004. However, due to the dissolution of AVICLINK according to its board meeting resolution on December 6, 2004, the Company assessed that the investment in AVICLINK was no longer to be recovered. Thus, the book value of investment in AVICLINK has been written-off and recorded under other investment loss in the amount of NT$19,775 thousand.

f.	The Company invested in 100% of ICSI-USA in the amount of NT$1,668 thousand in year 2004. Long-term investment gain in ICSI-USA recognized by the Company for the year ended December 31, 2004, based on the unaudited financial statements of ICSI-USA, was NT$556 thousand.

g.	CDIB decreased its shares by 50% and 40% based on the resolution of its shareholders’ meeting June 7, 2004 and April 25, 2003, respectively. The Company took back the original investment of NT$9,000 thousand and NT$12,000 thousand on June 25, 2004 and May 13, 2003, respectively.

h.	The Company provided the investment loss in the amount of NT$5,000 thousand for the permanent diminution of value in the investment of Nexflash in year 2004.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

i.	The Company obtained NT$4,345 thousand for its prepaid long-term investment in RGBEYES on February 17, 2003 after the shutdown of RGBEYES. As the book value of the investment is NT$4,017 thousand, the Company recognized NT$328 thousand investment gain upon the receipt of the repayment of RGBEYES.

j.	Key Stream Corp. issued new shares in both August 2004 and February 2003. The Company did not purchase new shares proportionately. Changes in the investment percentage and therefore the equity in net assets for the investment amounted to NT$11,172 thousand and NT$80,561 thousand, respectively. Such changes had been booked to increase capital reserve and long-term investment.

k.	The Company disposed the 2,435 shares of long-term investment of Key Stream Corp. during March to May in 2003 with a proceeds of NT$107,349 thousand and a gain on disposal of NT$96,869 thousand (including reversal of capital reserve recognized under equity method of NT$36,693 thousand).

l.	Long-term investments were not pledged.

m.	The financial statements of the Company’s subsidiaries were not consolidated in accordance with R.O.C. GAAP since the total revenue and total assets of each of these subsidiaries are less than 10% of those of the Company and collective total of assets or revenues of such subsidiaries do not exceed 30% of those of the Company.

(8)	Property, plant, equipment and assets leased to others

a.	Total interests before capitalization amounted to NT$32,259 thousand and NT$40,801 thousand for the years ended December 31, 2004 and 2003, respectively. Interest expense capitalized and the capitalization rates applied are as follows:

In thousand NTD

	For the year ended December 31,
	2004	2003
Machinery	$—	$205

Capitalization rate	—	2.10%-6.80%

b.	The insurance coverage for property, plant and equipment amounted to NT$1,288,820 thousand and NT$1,661,620 thousand as of December 31, 2004 and 2003, respectively.

c.	Please refer to note 6 to the financial statements “Assets Pledged as Collateral” for a summary of property, plant and equipment pledged.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

d.	Assets leased to others

In thousand NTD

	As of December 31,
	2004	2003
Buildings and facility	$142,532	$101,289
Less : Accumulated depreciation	(42,462)	(43,797)

Net	$100,070	$57,492

(a)	The Company rents out certain floors of its office building. The lease terms As of December 31, 2004 are as follows:

Lessee	Monthly rental	Lease term
	NT$’000
HC Photonics Co., Ltd.	$303	2004/06-2005/05
Ralink-Taiwan	565	2004/12-2006/12
Coremagic Inc.	76	2003/06-2005/05
Aptos (Taiwan) Corp.	339	2005/01-2005/08
Coretronic	306	2004/05-2005/05
Lion Travel	46	2004/06-2005/06
ILI Technology	153	2004/07-2006/07
Opto Technology Corp.	227	2004/12-2007/12

(b)	The depreciation of assets leased to others, which was included in non-operating expenses, amounted to NT$5,591 thousand and NT$8,331 thousand for the years ended December 31, 2004 and 2003, respectively.

(9)	Short- term debt

In thousand NTD

	As of December 31,
	2004	2003
Letter of credit loans	$20,902	$54,407
Working capital loans	400,000	253,000

Total	$420,902	$307,407

a.	There were no assets pledged as collateral for short-term debt.

b.	The Company’s unused short-term lines of credits amounted to NT$578,268 thousand and NT$748,323 thousand as of December 31, 2004 and 2003, respectively.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

c.	The interest rates of short-term debt ranged from 1.50% to 2.80% as of December 31, 2003 and 1.80% to 2.27% as of December 31, 2002.

(10)	Short-term notes

In thousand NTD

	As of December 31,
	2004	2003
Commercial paper payable	$60,000	$40,000
Less: Discount on commercial paper	(84)	(60)

Net	$59,916	$39,940

a.	The interest rates of short-term notes ranged from 1.56% to 1.69% as of December 31, 2004 and 1.55% to 1.88% as of December 31, 2003.

b.	The Company’s unused lines of credits of short-term notes amounted to NT$90,000 thousand and NT$110,000 thousand as of December 31, 2004 and 2003, respectively.

c.	There were no assets pledged as collateral for short-term notes.

(11)	Long- term debt

In thousand NTD

	As of December 31,
	2004		2003
	Interest Rate	Balance	Interest Rate	Balance
International Commercial Bank of Hsinchu Repayable in 6 semi-annually installments from February 2003 to August 2004 with variable interest rates	—	$—	5.35%	$34,000

		—		34,000
Less: Current portion of long-term debt		—		(34,000)

Net		$—		$—

a.	The original debt from International Commercial Bank of Hsinchu amounted to NT$100,000, repayable in 5 semi-annual installments from February 28, 2002. The first to fourth installment amounted to NT$16,500 thousand and the fifth installment amounted to NT$17,500 thousand. The Company paid off the debt on March 5, 2004.

b.	There were no assets pledged as collateral for long-term debt.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(12)	Convertible bonds payable

In thousand NTD

	As of December 31,
	2004	2003
Unsecured convertible bonds	$563,700	$600,000
Add: Reserve for redemption of convertible bonds	63,403	41,292

Total	627,103	641,292
Less: Current portion of convertible bonds	(627,103)	—

Net	$—	$641,292

The Company issued five-year unsecured domestic convertible bonds On May 5, 2003. Main terms of the issue are as follows:

a.	Total amount: NT$600,000.

b.	The interest rate at par: 0%.

c.	Type of debentures: Unsecured convertible bonds

d.	Duration: 5 years (From May 2, 2002 to May 1, 2007)

e.	Redemption at maturity/Redemption at the option of the Company

(i)	Redemption at maturity

Unless previously redeemed, converted or purchased and cancelled, the Company will redeem each bond at its redemption amount on the maturity date.

(ii)	Redemption at the option of the Company

The bonds may be redeemed, in whole or in part, at the option of the Company at any time on or after 3 months from the issuance and prior to 40 days before the maturity at an early redemption price, if (i) the closing price of the Company’s shares for each of the 30 consecutive trading days is at least 150% of the conversion price then in effect; or (ii) the bonds outstanding are less than 10% of the issue amount.

(iii)	Redemption at the option of the bondholders

The bonds are redeemable at the option of the bondholders, in whole or in part, at 112.48% and 119.25% of par from 30 days before May 1, 2005 and May 1, 2006, respectively.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

f.	Conversion period/Conversion price and adjustment

(i)	Conversion period: Subject to certain exceptions, conversion may be made at any time on or after August 2, 2002 and 10 days before maturity.

(ii)	Conversion price: The conversion price was NT$34.3 per share at the issuance date. However, the conversion price will be subject to adjustments in the event that changes occur to the capital structure.

(iii)	Adjustment to conversion price: The conversion price will be subject to adjustment (in the manner set forth in the Indenture) upon the occurrence of certain events set out in the Indenture, including, among other things, the declaration of dividend in common shares, subdivisions, consolidations, and the issuance of common shares in cash.

(iiii)	Conversion price reset: Besides the adjustments to conversion price as stated in (iii) above, conversion price is also subject to “special conversion price reset” in a manner set forth in the offering circular. As of December 31, 2004, the conversion price was NT$27.4.

As of December 31, 2004, NT$17,300 of convertible bond has been converted into the Company’s common stock. Please refer to note 4 (13) to the financial statements.

As of December 31, 2004, the Company bought back NT$19,000 of the convertible bond in open market. Relative gain of NT$890 thousand is recorded under non-operating gain.

According to the redemption term as above e.(iii), the Company has reclassified the bonds payable into current portion of bonds payable.

(13)	Capital stock

As of January 1, 2003, the Company’s authorized capital amounted to NT$3,800,000 thousand, capital stock issued and outstanding amounted to NT$2,254,434 thousand, each at par of NT$10. 11,200 units of employee stock options have been granted as of January 1, 2003.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Following the resolution of Board meeting on February 25, 2003, the Company applied 2nd stock option plan that provides for the grant of options of up to 5,000,000 shares. The option plan was governmentally approved on June 16, 2003 and options of 4,250,000 units and 257,000 units were granted on August 6 and September 16, 2003, respectively. As of December 31, 2004, no options have been exercised. Please refer to note 4 (14) to the financial statements for stock option information.

As of December 31, 2004, totaling NT$17,300 thousand of convertible bonds payable, which is issued on May 2, 2002, has been converted to common stock, which resulted in an additional issuance of the Company’s common stock of 631,381 shares. The capitalization date was set at June 30, 2004 by the board meeting resolution. Registration has been completed on July 16, 2004.

As of December 31, 2004, the Company’s authorized capital amounted to NT$3,800,000 thousand (including NT$225,000 thousand reserved for future exercises of stock options), capital stock issued and outstanding amounted to NT$2,260,747 thousand, each at par of NT$10.

(14)	Employee Stock Option Plans

The Company has two employee stock option plans (“2002 plan” and “2003 plan) that grant options to qualified employees for purchase of the Company’s common shares at pre-determined prices on grant dates. Such options are exercisable after two years and will be expired after seven years from the grant date. The Company was authorized to grant options for up to 11,200,000 shares and 5,000,000 shares under the 2002 plan and 2003 plan, respectively. The Company will issue additional common shares for the exercised stock options under 2002 plan and 2003 plan. Information with respect to each stock option plan is as follows:

Grant Dates	Total Units Issued	Outstanding Units	Exercise Price (NT$)
2002 plan
2002.05.08	10,490	6,476	$24.50
2002.07.16	371	135	23.00
2002.09.24	339	225	14.00
2003 plan
2003.08.06	4,250	3,515	10.85
2003.09.16	257	235	11.65
2004.01.06	373	355	14.50
2004.03.02	120	120	19.60

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

a.	The information of granted units and weighted-average exercise price are as follows:

	For the year ended December 31,
	2004		2003
Stock option	Units	Weighted-average exercise price (NT$)	Units	Weighted-average exercise price (NT$)
Outstanding at beginning of year	12,428	$19.49	11,200	$24.13
Granted in current year	493	15.74	4,507	10.90
Exercised in current year	—	—	—	—
Revoked in current year	(1,860)	19.71	(3,279)	23.53

Outstanding at end of year	11,061	19.28	12,428	19.49

Units exercisable at end of year	11,061	19.28	12,428	19.49

Weight-average fair value of options granted after January 1, 2004	$9.56

b.	Information for options granted after January 1, 2004 under 2003 stock option plans are as follows:

		Outstanding options			Exercisable options
Grant date	Exercise Price (NT$)	Units	Weight-average expected life	Weight-average exercise price (NT$)	Units	Weight-average exercise price (NT$)
92.6.16	$14.5~$19.6	475	6.04	$15.79	—	$-

Employee stock options granted after January 1, 2004 were accounted for under intrinsic value method. The Company provide NT$0 of compensation expense for the year ended December 31, 2994. Fair value of the options granted after January 1, 2004 is NT$4,543 thousand; the compensation expense recognized under fair value method would have been NT$1,793 thousand for the year ended December 31, 2004. The Company’s pro-forma information is set forth as follows:

For the year ended December 31, 2004
Net loss-as reported	$(83,192)

Earnings per share-as reported	$(0.37)

Net loss-pro forma	$(84,536)

Earnings per share-pro forma	$(0.37)

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Pro forma information under fair value method using Black-Schole Option Pricing Model is as follows:

	Granted on 2004.01.06	Granted on 2004.03.02
Expected Dividend Yield	0%	0%
Volatility factors for expected market price	75.00%	76.20%
Risk-free Interest Rate	1.55%	1.55%
Expected life	4.75	4.75

(15)	Capital reserve

	As of December 31,
In thousand NTD	2004	2003
Additional paid-in capital-conversion of convertible bonds	$12,334	$—
Adjustment for long-term equity investments accounted for under equity method	64,893	53,721

Total	$77,227	$53,721

According to the R.O.C. Company Law, the capital reserve can only be used by the Company to make up deficiencies or to distribute of stock dividends. The Company shall not use the capital reserve to make up its loss unless the legal reserve becomes insufficient for making good such loss.

(16)	Legal reserve

According to the R.O.C. Company Law, 10% of the Company’s net income, after deducting previous years’ losses, if any, is appropriated as legal reserve prior to any distribution, until such reserve is equal to the Company’s paid-in capital. When the legal reserve has reached 50% of the paid-in capital, 50% of such reserve may be distributed to the Company’s shareholders through the issuance of additional common shares.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(17)	Earning distributions

The Company’s articles of incorporation provide that the net income for year 2003 and 2002 may be distributed or appropriated in the following order:

a.	To pay the income tax;

b.	To offset the accumulated deficits, if any;

c.	To appropriate 10% as legal reserve;

d.	To appropriate special reserves if necessary.

e.	To appropriate 1% of the remaining balance after the appropriations from a to d shall be distributed as directors’ and supervisors’ remuneration.

f.	To appropriate no less than 8% of the remaining balance after the appropriations from a to d shall be distributed as employees’ bonus.

g.	The remaining balance after all the above appropriations and distributions shall be appropriated by the board of directors and approved by shareholders.

50% or more of the remaining balance after paying the income tax, offsetting the accumulated deficits and the appropriation of legal reserve, special reserves, directors’ and supervisors’ remuneration and employees’ bonus should be appropriated as shareholders’ bonus, and cash earnings distribution shall not be lower than 10%.

On June 23, 2003, the Company’s shareholders resolved that there was no distribution in 2002 due to the Company’s accumulated deficits. Legal reserve of NT$229,584 thousand was also used to cover accumulated deficits.

Information related to employees’ bonuses and remuneration for directors’ and supervisors’ services, approved by the Board of Directors’ and the Shareholders’ Annual Meetings, is accessible on the website of “Market Observation Post System”.

According to R.O.C. Securities Exchange Act, special reserve is provided to the amount on the debit balance to shareholders’ equity that incurred in the year, such as unrealized loss in long-term investment, cumulative translation adjustments. While the debit balance reverses afterward, the reversed amount is allowed to offset accumulated deficits or appropriation for earnings.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(18)	Earnings per share

The capital structure of the Company in 2004 and 2003 is considered to be complex as there are stock options outstanding. However, The Company presents basic earnings per share only as its stock options would have an anti-dilutive effect if they had been fully exercised. The basic earnings per share and weighted average numbers of common shares outstanding were computed as follows:

	For the year ended December 31,
Items	2004	2003
Common shares outstanding, beginning	225,443,350	225,443,350
Conversion of convertible bonds	443,227	—

Weighted average numbers of shares	225,886,577	225,443,350

	Amount (numerator)		Shares (denominator)	Earnings per share
	Before tax	After tax		Before tax	After tax
	NT$’000	NT$’000		NT$	NT$
For the year ended December 31, 2004
Basic EPS
Net (Loss)	$63,518	$(83,192)	225,886,577	$0.28	$(0.37)

For the year ended December 31, 2003
Basic EPS
Net (Loss)	$(140,914)	$(141,122)	225,443,350	$(0.63)	$(0.63)

(19)	Sales revenue

In thousand NTD	For the year ended December 31,
	2004	2003
Revenue from sales IC	$5,236,886	$4,085,929
Design revenue	9,100	8,978
Service revenue	2,546	11,803
Royalty revenue	31,893	35,021

Total	5,280,425	4,141,731
Less : Sales returns and allowances	(279,127)	(59,067)

Net sales	$5,001,298	$4,082,664

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(20)	Personnel, deprecation and amortization expenses

	For the year ended December31,
	2004			2003
	Under cost of goods sold	Under operating expense	Total	under cost of goods sold	Under operating expense	Total
Personnel Expense
Salary expense	$27,769	$191,730	$219,499	$63,226	$186,154	$249,380
Insurance expense	1,955	10,418	12,373	3,718	11,150	14,868
Pension expense	1,369	8,799	10,168	2,506	9,789	12,295
Meal expense	739	3,264	4,003	1,461	3,488	4,949

Depreciation (note 1)	13,696	71,112	84,808	80,669	47,581	128,250

Amortization (note 2)	757	95,724	96,481	1,195	83,177	84,372

Note 1:	The depreciation of assets leased to others, which amounted to NT$5,591 thousand and NT$8,331 thousand for the years ended December 31, 2004 and 2003, respectively was included in non-operating expenses.

Note 2:	The amortization of deferred cost of issuing convertible bonds amounted to NT$316 thousand for both the years ended December 31, 2004 and 2003. Such amortization is booked in non-operating expenses.

(21)	Retirement plan

a.	The Company has a defined benefit pension plan covering substantially all of its employees. The plan provides for a lump sum payment upon retirement based on years of service and the employee’s compensation during the last six months of employment. In accordance with the Labor Standards Law of the R.O.C., the Company makes monthly contributions equal to 2 % of its wages and salaries. The fund is administered by the Employees’ Retirement Fund Committee and is registered in this committee’s name. Accordingly, the pension fund is not included in the financial statements of the Company. The balances of the employees’ pension plan fund amounted to NT$41,816 thousand and NT$38,001 thousand as of December 31, 2004 and 2003, respectively.

b.	The actuarial assumptions are as follows:

	For the year ended December 31,
	2004	2003
Discount rate	3.50%	3.50%
Rate of increase in future compensation levels	3.00%	3.00%
Expected long-term rate of return on plan assets	3.50%	3.50%

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

c.	The funded status of the Company’s pension plan is as follows:

In thousand NTD

	As of December 31,
	2004	2003
Benefit Obligations
Vested benefit obligation	$(920)	$(830)
Non-vested benefit obligation	(37,876)	(30,242)

Accumulated benefit obligation	(38,796)	(31,072)
Effect of projected future salary increase	(27,488)	(23,713)

Projected benefit obligation	(66,284)	(54,785)
Fair value of plan assets	41,816	38,001

Pension plan status	(24,468)	(16,784)
Unrecognized transition obligation	—	—
Unrecognized prior service cost	—	—
Unrecognized gains and losses	(21,743)	(22,561)
Others	30	30

Accrued pension cost	$(46,181)	$(39,315)

d.	The balance of vested benefit amounted to NT$920 thousand and NT$830 thousand as of December 31, 2004 and 2003, respectively.

e.	Components of net periodic pension cost:

In thousand NTD

	For the year ended December 31,
	2003	2002
Service cost	$10,895	$11,617
Interest cost	1,917	2,233
Expected return on plan assets	(1,330)	(1,345)
Amortization and deferred amount	(1,314)	(210)

Net periodic pension cost	$10,168	$12,295

(22)	Income taxes

a.	The Company is entitled to an income tax exemption period of four consecutive years starting January 1, 2001 on income generated from qualifying manufacturing high technology activities. Permission was obtained from the administrative office of the Hsinchu Science-Based Industrial Park (“HSIP”).

b.	The Company’s income tax filings except for the years of 2003, 2002 and 2001 have been finalized by tax authorities.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

c.	As of December 31, 2004, unused investment tax credits are as follows:

Item	Usable amount	Unused amount	Expiry
	NT$’000	NT$’000
R & D and personnel training	$139,166	$106,928	2005
Machinery	4,576	4,444	2005
R & D and personnel training	47,961	47,961	2006
R & D and personnel training	47,549	47,549	2007
R & D and personnel training	46,879	46,879	2008

Total	$286,131	$253,761

Such tax credits have been included in deferred income tax assets.

d.	As of December 31, 2004, losses carry-forward to reduce future taxable income and the years to expire were as follows:

Year incurred	Usable amount	Unused amount	Year to expire
	NT$’000	NT$’000
2001	$482,875	$285,654	2006
2002	511,651	511,651	2007

Total	$994,526	$797,305

The tax effects of such amounts were included in Deferred Income Tax Assets.

e.	Integrated income tax information:

In thousand NTD

	For the year ended December 31,
	2004	2003
Available shareholders’ tax credit	$35,420	$35,420

	For the year ended December 31,
	2004	2003
Expected (Actual) rate of shareholders’ tax credit	—	—

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

f.	Information related to undistributed retained earnings

In thousand NTD

	As of December 31,
	2003	2002
Prior to 1997	$7,263	$7,263
After 1998 (inclusive)	(436,264)	(353,072)

Total	$(429,001)	$(345,809)

g.	Deferred income tax assets and liabilities were as follows:

In thousand NTD

	As of December 31,
	2004	2003
Total deferred income tax liabilities	$767	$186

Total deferred income tax assets	$615,309	$601,720

Valuation allowance for deferred income tax assets	$614,542	$405,327

Temporary differences that generated deferred tax assets or liabilities:

In thousand NTD

	As of December 31,
	2004		2003
	Amount	Tax effect	Amount	Tax effect
Taxable temporary difference
Unrealized foreign exchange gain	$(3,067)	$(767)	$(741)	$(186)

Deductible temporary difference
Unrealized allowance for sales return and allowances	$31,737	$7,934	$2,300	$575

Unrealized inventory loss provision	$295,500	$73,875	$264,000	$66,000

Unrealized allowance for bad debt	$12,478	$3,120	$44,902	$11,226

Unrealized long- term investment loss	$189,270	$47,318	$105,818	$26,454

Unrealized loss on overdue receivables	$5,642	$1,411	$5,642	$1,411

Unrealized pension cost	$45,853	$11,463	$38,988	$9,747

Unrealized l royalty expenses	$—	$—	$32,288	$8,072

Unrealized reserve for redemption	$63,403	$15,851	$41,292	$10,323

Others	$5,000	$1,250	$—	$—

Loss carry-forward	$797,305	$199,326	$1,013,491	$253,373

Income tax credits		$253,761		$214,539

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

h.

In thousand NTD

	As of December 31,
	2004	2003
Deferred tax assets – current	$214,812	$85,873
Valuation allowance for deferred tax assets – current	(214,045)	(52,800)

Net deferred tax assets – current	767	33,073
Net deferred tax liabilities – current	(767)	(186)

Net deferred tax assets and liabilities - current	$—	$32,887

i.

In thousand NTD

	As of December 31,
	2004	2003
Deferred tax assets - non-current	$400,497	$515,847
Valuation allowance for deferred tax assets - non-current	(400,497)	(352,527)

Net deferred tax assets - non-current	$—	$163,320

j.

In thousand NTD

	For the year ended December 31,
	2004	2003
Income tax-current	$—	$—
10% additional tax on undistributed earnings	(132)	—
Net effect of deferred tax assets or liabilities
Unrealized inter-company loss	—	402
Unrealized allowance for sales return and allowances	(7,359)	(575)
Unrealized inventory loss provision	(7,875)	(6,250)
Unrealized l royalty expenses	8,072	(8,034)
Unrealized allowance for bad debt	8,106	(8,011)
Unrealized long- term investment loss	(20,864)	(3,794)
Unrealized foreign exchange gain	581	(53)
Unrealized pension cost	(1,716)	(2,158)
Unrealized loss on overdue receivables	—	8,264
Unrealized reserve for redemption	(5,528)	(10,323)
Others	(1,250)	—
Income tax credits	(39,222)	11,507
Valuation allowance for deferred tax assets	209,215	17,927
Loss carry-forward	54,047	(694)
Prior year income tax adjustment	(49,365)	2,000

Income tax expenses	$146,710	$208

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

5. Related Party Transactions

(1)	Related parties and relationships

Related parties	Relationships
Integrated Silicon Solution (USA) Inc. (ISSI-USA)	The equity investor of the Company

Integrated Circuit Solution Inc. (Hong Kong) Limited (ICSI-HK) (Note)	The Company’s equity investee

Integrated Circuit Solution (Japan) Inc. (ICSI-Japan)	The Company’s equity investee

Key Stream Corp. (KSC)	The Company’s equity investee

ICSI USA Inc. (ICSI-USA)	The Company’s equity investee

Note :	ICSI-HK shut down its business in July 2003 and the liquidation process of has been completed on February 27, 2004.

(2)	Major transactions with related parties

a.	Purchase

In thousand NTD

	For the year ended December 31,
	2004		2003
	Amount	% of net purchase	Amount	% of net purchase
ISSI-USA	$72,975	2.01%	$(7,852)	(0.25)%

There is no comparable price available from other suppliers due to the items purchased differed from those purchased from other suppliers. Payment term with the related parties is 60-90 while 60 days with regular vendors.

b.	Sales and services rendered

	For the year ended December 31,
	2004		2003
	Amount	% of net sale	Amount	% of net sale
	NT$’000%		NT$’000%
ISSI-USA
Sales	$100,814	2.01%	$32,655	0.80%
Service rendered	—	—	389	0.01%
Royalty income	31,893	0.64%	35,022	0.86%

Subtotal	132,707	2.65%	68,066	1.67%
ICSI-HK	—	—	57,457	1.41%
KSC	1,803	0.04%	2,511	0.06%

Total	$134,510	2.69%	$128,034	3.14%

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Selling price is based on market price. Selling prices to above related parties were different from third-party customers and a direct comparison was impractical since the products sold were different for the year ended December 31, 2004. While selling price of above related parties is similar to that for third-party customers for the year ended December 31, 2003. Collection term to above related parties is 60-90 days while 30-60 day for third-party customers.

c.	The Company was an endorser for ICSI-Japan. The amount of endorsement was NT$7,000 thousand as of December 31, 2003.

d.	Other transactions

In thousand NTD

		For the year ended December 31,
Related parties	Transactions	2004	2003
ISSI-USA	Purchase for ISSI-USA	$55,466	$12,327
	Royalty expense	2,228	—
ICSI-Japan	Commission expense	24,600	36,421
KSC	Royalty expense	—	31,272
	Purchase on behalf of KSC	—	1,080
ICSI-HK	Commission expense	—	2,573
ICSI-USA	Service expense	12,213	—

(3)	Receivables and payables resulting from the above transactions:

	As of December 31,
	2004		2003
	Amount	% of total A/R or A/P	Amount	% of total A/R or A/P
	NT$’000%		NT$’000%
Receivables
ISSI-USA
Sales	$391	0.09%	$16,384	2.75%
Royalty	19,330	4.42%	8,735	1.46%

Subtotal	19,721	4.51%	25,119	4.21%
ICSI-HK	—	—	28,228	4.74%
Others	258	0.06%	300	0.05%

Total	19,979	4.57%	53,647	9.00%

Less: Allowance for bad debt	—		(882)
Less: Allowance for investment loss	—		(27,346)

Net	$19,979		$25,419

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

In thousand NTD

	As of December 31,
	2004		2003
	Amount	% of total A/R or A/P	Amount	% of total A/R or A/P
Payables
ISSI-USA	$69,133	10.96%	$4,230	0.48%
KSC	—	—	31,272	3.59%
ICSI-Japan	1,415	0.22%	3,919	0.45%
ICSI-USA	1,200	0.19%	—	—

Total	$71,748	11.37%	$39,421	4.52%

6. Assets Pledged As Collateral

The Company’s assets pledged as collateral were as follows:

In thousand NTD

	As of December 31,
Assets pledged	2004	2003	Purposes
Restricted deposits	$7,000	$5,500	Customs clearance deposit
Restricted deposits	20,000	20,000	Guarantee for purchase
Restricted deposits	6,616	6,616	Guarantee for sales
Buildings and facility	434,118	464,058	Secured loan

Total	$467,734	$496,174

7. Commitments and Contingencies

The Company’s commitments and contingencies, not included in the financial statements, as of December 31, 2004 were as follows:

a.	The Company has operating leases of land and buildings for its business purposes. Payments resulted from lease obligations which is expected to be paid in the future are as follows:

Year	Lease Payable
NT$’000
2005	$6,370
2006	6,370
2007	6,370
2008	6,370
2009 through 2016	46,183

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

b.	The Company’s issued-but-unused letters of credit amounted to NT$40,768 thousand as of December 31, 2004.

c.	The Company entered into a machinery lease contract with A company on March 6, 2003. The content of the agreement is as follows:

The Company agrees that a certain amount of manufacturing PO (“guarantee PO) will be given to A Company during the lease term. The Company agrees to pay compensation if the total amount of PO that the Company gave did not reach the guaranteed total PO. The above guaranteed PO has been effective since April 2003. A PO should include the related outsourcing expenses or machinery rental. Indemnity is required if the Company did not comply with the agreement.

8. Significant Disaster Loss

None

9. Significant Subsequent Events

Following the resolution of board meeting on January 25, 2005, the Company decided to merge with Integrated Silicon Solution (Taiwan), Inc. (“ISSI-Taiwan”), a 100% owned subsidiary of Integrated Silicon Solution, Inc. Integrated Circuit Solution Incorporation. ISSI-Taiwan will acquire all of the Company’s outstanding stocks at NT$13.75. The Company will be dissolved and go out of existence after the merger. However, the merger will be only effective after the resolution by the shareholders of both combining companies and approved by government authorities. The Company will have a temporary shareholders’ meeting on March 31, 2005 for discussing the merger.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

10. Others

(1)	Derivative financial instruments

a.	Contract amount or nominal amount and credit risk

Foreign exchange options contracts

Financial Instrument	Contract period	Contract Amount (Nominal amount) (USD)	Settlement rate of exchange	Credit Risk
As of December 31, 2004
Trading purpose
Selling options-call USD/ put NTD
	2004.06.23~2005.01.06	8,800,000	33.80	—
	2004.07.15~2005.01.26	10,000,000	34.00	—
	2004.07.15~2005.02.03	9,500,000	34.00	—
	2004.07.22~2005.02.23	12,000,000	34.30	—
	2004.07.23~2005.02.15	5,400,000	34.30	—
	2004.08.17~2005.03.15	10,000,000	34.50	—
	2004.08.17~2005.03.15	5,000,000	34.50	—
	2004.08.17~2005.03.15	5,000,000	34.50	—
	2004.09.01~2005.03.23	15,000,000	34.30	—
	2004.09.29~2005.04.06	10,000,000	34.50	—
	2004.11.01~2005.03.15	20,000,000	34.00	—
	2004.11.08~2005.01.18	20,000,000	33.50	—

Selling options-put USD/ call NTD
	2004.09.29~2005.01.06	10,000,000	33.30	—
	2004.11.16~2005.02.16	5,000,000	32.00	—

Buying options-put USD/ call NTD
	2004.11.17~2005.01.06	7,000,000	33.30	$—
	2004.11.18~2005.01.06	3,000,000	33.30	—
	2004.11.26~2005.02.16	3,000,000	32.00	—

As of December 31, 2003
Trading purpose
Selling options-call USD/ put NTD
	2003.09.05~2004.01.13	2,600,000	34.50	—
	2003.09.05~2004.02.09	2,600,000	34.50	—
	2003.09.05~2004.03.10	2,600,000	34.50	—

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

	2003.09.18~2004.01.06	2,900,000	34.50	—
	2003.09.18~2004.02.23	2,900,000	34.50	—
	2003.09.18~2004.04.19	2,900,000	34.20	—
	2003.09.18~2004.05.18	3,000,000	34.20	—
	2003.09.18~2004.06.18	2,900,000	34.20	—
	2003.10.14~2004.04.28	1,800,000	34.00	—
	2003.10.14~2004.05.25	1,800,000	34.00	—
	2003.10.14~2004.06.25	1,900,000	34.00	—
	2003.12.02~2004.07.13	1,000,000	34.50	—
	2003.12.03~2004.06.03	1,500,000	34.70	—

Hedging purpose
Buying options-put USD/ call NTD
	2003.09.18~2004.01.06	1,000,000	34.00	—
	2003.09.18~2004.02.23	1,000,000	34.00	—
	2003.09.18~2004.03.22	1,000,000	34.00	—
	2003.10.14~2004.01.28	1,000,000	33.80	—
	2003.10.14~2004.02.10	1,000,000	33.80	—
	2003.10.14~2004.03.10	1,000,000	33.80	—
	2003.12.02~2004.01.13	1,000,000	34.20	—

Forward contracts-hedging

As of December 31,
2004		2003
Contract Amount (Nominal amount)	Credit risk	Contract Amount (Nominal amount)	Credit risk
USD1,100,000	—	—	—

Credit risk amount represents contracts with positive fair value factoring in the offsetting effect of the master netting arrangement as of balance sheet date. If the credit risk amount is positive and the transaction party breaches the contract, the Company will incur a loss. The possibility for incurring a loss from buying options was controlled to a minimum level since the counter-parties were those banks with great reputation. There were no credit risks for selling options.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

b.	Market value risk

Market value risks for derivative financial instruments, which were for the purpose of hedging, were to offset with the risks from hedged object.

The Company has the right to decide if the contacts are executed or not. Thus, premium paid is the maximum potential market risk of buying options.

Selling options is theoretically of unlimited market risk resulting from the buyer has the right to execute the contracts depending on the rate of exchange is favorable or not. However, market value risk shall be considered low because the Company has carefully evaluated the contracted executive rate of exchange.

c.	Liquidity risk

Major liquidity risk was related to selling options. The Company has sufficient foreign currency position, mainly including US dollars, to copy with the cash flows to settle the option contracts.

d.	Types of derivative financial instruments, purpose of holding the derivative financial instruments and the strategy for achieving the hedging purpose

The Company’s derivative financial instruments were held for trading and hedging purpose. The purpose of holding forward exchange contracts and buying foreign currency options was to hedge exchange rate fluctuation risk resulting from assets, liabilities or commitments denominated in foreign currency. The Company’s hedging strategy is to avoid majority of market price risk. Derivative financial instruments selected for hedging are highly anti-co-related with the fluctuation of the fair value of the hedged items. Derivatives are evaluated periodically to reflect their fair values. The main purpose of issuing options was to offset the cost of buying options while the Company was exposed to an unlimited risk of fluctuation of currency exchange due to the selling options.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

e.	Presentation of derivative financial instruments

While there was no financial presentation for an outstanding selling option contract or buying option contract under R.O.C. GAAP, gain or loss from its settlement was recorded under non-operating income or loss in the income statement. The net gain (loss) resulted from buying and selling option contracts amounted to NT$(45,471) thousand and NT$3,374 thousand for the years ended December 31, 2004 and 2003, respectively. Details as follows:

	For the year ended December 31,
Account/ Description	2004	2003
Finance expenses
Premium paid for hedging foreign exchange risk- hedging	$(10,098)	$(7,809)

Foreign exchange gain (loss)
Settlement gain from buying options-hedging	$2,807	$2,921
Net gain (loss) from buying and selling options- trading	(38,180)	8,262

Subtotal	(35,373)	11,183

Total	$(45,471)	$3,374

Receivable and payable resulted from foreign currency forward contracts were offset and the net amount was reported under current assets or liability. As of December 31, 2004, the balance was as follows:

Forward contracts receivable	$35,968
Forward contracts payable	(36,081)
Premium	59

Forward contracts payable-net	$(54)

The above net balance of forward contracts was included under other payable.

Losses from the settlement of forward contracts amounted to NT$2,386 thousand for the year ended December 31, 2004. Such exchange losses were reported under non-operating loss in the income statement.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

(2)	Fair value of financial instruments

In thousand NTD

	As of December 31,
	2004		2003
Non-derivative	Carrying value	Fair value	Carrying value	Fair value
Assets
Cash & cash equivalents	$357,299	$357,299	$623,092	$623,092
Short-term investments	65,000	65,003	160,000	162,980
Receivable (including receivable from related parties)	388,734	388,734	540,095	540,095
Lease payment receivable (including those of long-term)	123,257	123,257	160,885	160,885
Other financial assets	74,653	74,653	70,937	70,937
Long-term investments	134,278	134,278	205,459	205,459
Refundable deposit	16,072	16,072	15,078	15,078
Restricted assets	33,616	33,616	32,116	32,116
Liabilities
Short-term debt	420,902	420,902	307,407	307,407
Short-term notes	59,916	59,916	39,940	39,940
Trade payable (including payable to related parties)	630,785	630,785	871,954	871,954
Income tax payable	—	—	50,000	50,000
Other payable	8,645	8,645	35,317	35,317
Long-term debt (including current portion of long-term debt)	—	—	34,000	34,000
Convertible bonds payable	627,103	625,550	641,292	554,460
Other liabilities-guarantee deposit received	13,772	13,772	13,241	13,241

Derivatives
Selling Options-trading	—	(16,525)	—	(3,742)
Buying Options-hedging	—	—	—	(2,616)
Buying Options-trading	—	16,072	—	—
Forward contracts-hedging	(54)	949	—	—

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

Methods and assumptions used to measure the fair value of financial instruments are as follows:

a.	The fair value of the Company’s short-term financial instruments is based on the book value of those instruments at reporting date due to the short maturity of those instruments. The method applied to cash and cash equivalents, receivable (including receivable from related parties), other financial assets, short-term debt, short-term notes, trade payable (including payable to related parties), income tax payable and other payable.

b.	The fair value of the Company’s marketable securities is based on market prices at reporting date if market prices are available. The fair value of the Company’s marketable securities is based on financial or any other information if market prices are not available.

c.	The fair value of the Company’s long-term debts bearing variable interests, which includes current portion of long-term debt, is estimated using the book value of the debt at reporting date.

d.	The fair values of the Company’s refundable deposit, restricted assets and guarantee deposit received are based on the book value of those instruments at reporting date due to the amount estimated of those instruments was similar with the book value.

e.	The fair value of the Company’s lease payment receivable is based on the present value of future cash flow. The interest rate that makes the present value of the lease payment receivable is lessor’s interest rate implicit in the lease.

f.	The fair value of the Company’s convertible bonds payable is based on market prices.

g.	The fair value of derivative financial instruments, normally includes unrealized gain or loss from outstanding contracts, is assumed to be the predicted amount that the Company is entitled to receive or obligated to pay if the Company terminated contracts at the balance sheet date.

(3)	Others

a.	The Company invested in Zhi-Tong in amount of NT$100,000 thousand in the Year 2000. Zhi-Tong planed to change its capital plan afterwards. The Company did not agree with the new plan and, therefore, asked Zhi-Tong for a refund of whole investment amount. However, only NT$66,500 thousand was refunded by Zhi-Tong. Although the Company has obtained a payment order from District Court of Taipei, the Company also recorded the uncollected amount as an overdue receivable and, in a conservative way, provided 100% allowance. In year 2004, the Company took back NT$22,130 thousand from Zhi-Tong due to its liquidation and recorded such amount in non-operating income-others.

b.	Certain accounts in the financial statements of the Company as of December 31, 2003 have been reclassified to conform to the presentation of the current period.

English Translation of Financial Statements Originally Issued in Chinese

INTEGRATED CIRCUIT SOLUTION INCORPORATION

Notes To Financial Statements (continued)

11. Segmental Information

(1)	Export information

	For the year ended December 31,
	2004		2003
	Amount	%	Amount	%
	NT$’000		NT$’000
Export sale
America	$295,455	5.91	$167,988	4.12
Hong Kong	498,763	9.97	526,250	12.89
Northeast Asia	1,444,794	28.89	1,450,712	35.53
Southeast Asia	224,078	4.48	142,086	3.48
Others	464,069	9.28	215,907	5.29

Subtotal	2,927,159	58.53	2,502,943	61.31
Domestic sale	2,074,139	41.47	1,579,721	38.69

Net sales	$5,001,298	100.00	$4,082,664	100.00

(2)	Major customers

Revenues from customers representing over 10% of total net sales were as follows:

	For the year ended December 31,
	2004		2003
Customer	Amount	Percentage	Amount		Percentage
A company	$519,645	10.39%	(Note	)	—

Note:	Revenue to A company was not over 10% of total net sales of the Company for the year ended December 31, 2003. Thus, no disclosure is needed.

(3)	Geographic data

The Company has no significant foreign operation.

(4)	Industry data

The Company operated principally in one industry segment, which being designing, manufacturing and supplying of integrated circuits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition by ISSI of ICSI. A pro forma condensed balance sheet is not provided as our 10-Q for the period ending June 30, 2005 already reflected the combined results. The unaudited pro forma condensed consolidated statements of operations for the nine months ended June 30, 2005 and for the fiscal year ended September 30, 2004 were prepared as if the acquisition had occurred as of September 30, 2003. The pro forma statements of operations for the nine months ended June 30, 2005 and for the fiscal year ended September 30, 2004, include the historical results of the Company and ICSI plus the effect of recurring amortization of the related intangible assets. Such pro forma results do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or the results which may occur in the future.

The unaudited pro forma financial adjustments are based upon available information and assumptions that ISSI believes are reasonable. The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information which may be revised as additional information becomes available. The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financials statements have been compiled from historical financial statements and other information, but do not purport to represent what ISSI’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project ISSI’s financial performance for any future periods.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except per share data)

	ISSI For the Year Ended September 30, 2004	ICSI For the Year Ended December 31, 2004	Pro Forma Adjustments		Pro Forma Combined
			(Unaudited)		(Unaudited)
Net sales	$181,012	$149,484	$(6,021)	B	$324,475
Cost of sales	154,315	126,891	(5,475)	A,B	275,731

Gross profit (loss)	26,697	22,593	(546)		48,744

Operating expenses:
Research and development	20,838	10,213	—		31,051
Selling, general and administrative	16,403	7,941	90	A	24,434

Total operating expenses	37,241	18,154	90		55,485

Operating income (loss)	(10,544)	4,439	(636)		(6,741)
Gain on sale of investments	10,874	169	—		11,043
Other income (expense), net	1,238	(2,054)	—		(816)

Income (loss) before income taxes, minority interest and equity in net income (loss) of affiliated companies	1,568	2,554	(636)		3,486
Provision for income taxes	488	19	—		507

Net income (loss) before equity in net income of affiliated companies	1,080	2,535	(636)		2,979
Equity in net income (loss) of affiliates/minority interest	2,405	(1,423)	(2,405)	C	(1,423)

Net income (loss)	$3,485	$1,112	$(3,041)		$1,556

Basic income per share	$0.10				$0.05

Shares used in basic per share calculation	33,444				33,444

Diluted income per share	$0.10				$0.04

Shares used in diluted per share calculation	36,121				36,121

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except per share data)

	ISSI For the Nine Months Ended June 30, 2005	ICSI For the Nine Months Ended June 30, 2005	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Net sales	$119,971	$82,363	$(29,366)	B,F	$172,968
Cost of sales	113,921	86,401	(26,148)	A,B,E,F	174,174

Gross profit (loss)	6,050	(4,038)	(3,218)		(1,206)

Operating expenses:
Research and development	14,789	8,738	(1,396)	F	22,131
Selling, general and administrative	15,668	5,938	(1,825)	A,E,F	19,781
In-process technology	1,915	—	(1,480)	D	435

Total operating expenses	32,372	14,676	(4,701)		42,347

Operating income (loss)	(26,322)	(18,714)	1,483		(43,553)
Gain on sale of investments	3,405	103	(18)	F	3,490
Other income (expense), net	2,343	(3,772)	120	F	(1,309)

Loss before income taxes, minority interest and equity in net loss of affiliated companies	(20,574)	(22,383)	1,585		(41,372)
Provision for income taxes	26	(18)	—		8

Net loss before minority interest and equity in net loss of affiliated companies	(20,600)	(22,365)	1,585		(41,380)
Minority interest in net loss of consolidated subsidiary	631	—	—		631
Equity in net loss of affiliated companies	(11,776)	(925)	11,776	C,F	(925)

Net income (loss)	$(31,745)	$(23,290)	$13,361		$(41,674)

Basic loss per share	$(0.87)				$(1.14)

Shares used in basic per share calculation	36,507				36,507

Diluted loss per share	$(0.87)				$(1.14)

Shares used in diluted per share calculation	36,507				36,507

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

On January 25, 2005 the Company announced its intention to acquire ICSI. ICSI is a public company in Taiwan and trades on the Gre Tai Securities Market (OTC). Prior to this transaction, ISSI owned approximately 29% of ICSI and two ISSI directors, Mr. Lee and Mr. Tanigami, held seats on the board of ICSI. In addition, ISSI owned approximately $3.8 million of ICSI convertible debentures at March 31, 2005.

In the six months ended June 30, 2005, the Company purchased additional shares of ICSI in the open market for approximately $31.6 million increasing its ownership percentage to approximately 61% at June 30, 2005. The total purchase price, including the previous investment of $8.5 million, was $40.1 million. On May 1, 2005, ISSI assumed effective control of ICSI. Mr. Lee was elected Chairman of the ICSI board on May 6, 2005. On April 28, 2005, ISSI and ICSI executed loan documents whereby ISSI would loan $15 million to ICSI, of which $13 million had been funded and was outstanding as of June 30, 2005. ICSI agreed to collateralize the loan with a mortgage on its building in Taiwan and the lien documents were effective April 28, 2005. Effective May 1, 2005, ICSI management began formally reporting to ISSI. As a result of these events, and in accordance with generally accepted accounting principles, ISSI began consolidating the financial results of ICSI with its own results as of May 1, 2005.

On July 22, 2005, ISSI commenced an offer to purchase up to all of the outstanding shares of ICSI which it did not already own for cash of approximately $38 million (NT$13.75 per share) (the “Offer”). The Offer was conducted solely outside of the United States to non-U.S. stockholders. The Offer closed on August 11, 2005. Pursuant to the Offer, ISSI acquired an aggregate of 38.5 million shares of ICSI stock at an aggregate price of $16.6 million. Including the shares purchased in the Offer, as of August 11, 2005, ISSI held approximately 78% of the shares of ICSI. Following the closing of the Offer, ICSI has filed an application with the Gre Tai Securities Market for the delisting of its shares from trading on the exchange. After the delisting, which is expected to occur during the fourth quarter of 2005, there will be no active trading market for the ICSI shares. ISSI plans to acquire the remaining shares of ICSI that it does not already own from time to time in open market or privately negotiated transactions.

2. Preliminary Purchase Price Allocation

In the June 2005 quarter, the Company consolidated the ICSI May and June financial results and allocated the current portion of the purchase price. The valuation and purchase allocation is preliminary and is subject to further adjustment. The allocation of the purchase price of ICSI includes both tangible assets and acquired intangible assets including both developed technology and in-process research and development (IPR&D). The amounts allocated to IPR&D were expensed in the Company’s quarter ending June 30, 2005, as they were deemed to have no future alternative value. The purchase price allocation, including an additional charge to IPR&D, will increase in the September 2005 quarter when ISSI acquires additional shares of ICSI.

The estimated purchase price allocation as of June 30, 2005 is as follows (in thousands):

Net tangible assets	$35,831
Intangible assets:
In-process technology	1,480
Developed technology	3,024
Other amortizable intangible assets	323
Goodwill	13,342
Minority interest	(13,885)

Total estimated purchase price allocation	$40,115

The developed technology is being amortized over lives ranging from four to six years and the other amortizable intangible assets are being amortized over lives ranging from six months to five years.

Goodwill represents the excess of the purchase price over the fair values of the net tangible and intangible assets. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized but will be tested for impairment at least annually.

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A)	To record the amortization of intangibles

B)	To eliminate intercompany sales and cost of sales.

C)	To reverse equity interest related to ICSI included on ISSI’s books.

D)	To reverse the effect of the write-off of in process technology valued at $1,480,000.

E)	To reverse 2 months amortization of intangibles included in the consolidated ISSI financials for the 9 months ended June 30, 2005.

F)	To eliminate 2 months of ICSI included in the consolidated ISSI financials for the 9 months ended June 30, 2005.

(c)	Exhibits

23.1	Consent of Independent Auditors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, Inc.

Date: October 27, 2005	/s/ GARY L.FISCHER
Gary L. Fischer
President, Chief Operating Officer
and Chief Financial Officer